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                                                                       EXHIBIT 6

                        MACANDREWS & FORBES HOLDINGS INC.
                               35 EAST 62nd STREET
                            NEW YORK, NEW YORK 10021

                                                  August 13, 2003

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 601
New York, New York 10170
Attention: Thomas N. Konatich

Dear Mr. Konatich:

          Reference is made to the Securities Purchase Agreement (the "Purchase Agreement"), dated August 13, 2003, by and between SIGA Technologies, Inc. (the "Company") and MacAndrews & Forbes Holdings Inc. ("M & F"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

          Pursuant to Section 10.5 of the Purchase Agreement, M & F hereby assigns in part its right to purchase Shares and Warrants to certain Permitted Transferees (the "Assignees") as set forth on SCHEDULE A hereto; PROVIDED, THAT, the Assignees will only have a right to purchase Shares and Warrants in Tranche B if and when M & F purchases Shares and Warrants in Tranche B.

          Each undersigned Assignee hereby agrees that it will be bound by all provisions of the Purchase Agreement that are binding on the Purchaser thereunder. Without limiting the foregoing, each Assignee, severally and not jointly, hereby represents and warrants to the Company that:

1. INVESTMENT REPRESENTATIONS AND WARRANTIES. The Assignee understands that the Securities have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Securities shall bear a legend to that effect, unless prior to issuance, the Securities shall have been so registered.

2. ACQUISITION FOR OWN ACCOUNT. The Assignee is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

3. ABILITY TO PROTECT ITS OWN INTERESTS AND BEAR ECONOMIC RISKS; UNDERSTANDING OF USE OF PROCEEDS. The Assignee has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Assignee is able to bear the economic risk of an investment in the Securities, and has an adequate income independent of any income produced from an investment in the

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     Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur. The Assignee understands in all material respects the purposes for which the proceeds to the Company from the sale of the Shares and the Warrants will be used, as such purposes are set forth in Section
     7.8 of the Purchase Agreement.

4. ACCREDITED INVESTOR. The Assignee is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

5. ACCESS TO INFORMATION. The Assignee has been furnished with the materials relating to the Company's business, operations, financial condition, assets, liabilities and other matters relevant to the Assignee's investment in the Securities, which have been requested by the Assignee. The Assignee has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities.

          The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this letter agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of any such court.

          Nothing expressed or referred to in this letter agreement will be construed to give any person other than the parties to this letter agreement and the Company any legal or equitable right, remedy, or claim under or with respect to this letter agreement or any provision of this letter agreement. This letter agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this letter agreement and the Company.

          No change or modification of this letter agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this letter agreement shall be valid unless in writing and signed by the party waiving its rights. The failure of any party at any time to insist upon, or any delay by either party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the

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right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

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          Please indicate your agreement with the foregoing by executing and returning the enclosed copy of this letter agreement.

                                        Sincerely,

                                        MACANDREWS & FORBES HOLDINGS
                                        INC.

                                        By: /s/ Howard Gittis
                                            -----------------
                                        Name:   Howard Gittis
                                        Title: Vice Chairman


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

MICHAEL C. BOROFSKY


By: /s/ Michael C. Borofsky
   ------------------------


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

MATTHEW A. DRAPKIN


By: /s/ Matthew A. Drapkin
   -----------------------


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

PAUL G. SAVAS


By: /s/ Paul G. Savas
   ------------------


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

BARRY F. SCHWARTZ


By: /s/ Barry F. Schwartz
   ----------------------


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

TODD J. SLOTKIN


By: /s/ Todd J. Slotkin
   --------------------


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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ACCEPTED AND AGREED:

SIGA Technologies, Inc.


By: /s/ Thomas N. Konatich
   -----------------------
Name:  Thomas N. Konatich
Title: Acting Chief Executive Officer


                 [SIGNATURE PAGE TO ASSIGNMENT LETTER AGREEMENT]

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                                                                      SCHEDULE A

                             INVESTMENT BY ASSIGNEES

                                    Aggregate purchase                       Maximum aggregate
                      Number of     price which Assignee     Maximum         purchase price which
                      Tranche A     is to pay for Tranche    Number of       Assignee is to pay for
                      Shares        A Shares at the          Tranche B       Tranche B Shares at
                      which         Purchase Price           Shares which    the Purchase Price
                      Assignee is   (Tranche A Warrants      Assignee is     (Tranche B Warrants
                      assigned      to be issued for no      assigned        to be issued for no
                      right to      additional               right to        additional
Name of Assignee      purchase      consideration)           purchase        consideration)
---------------------------------------------------------------------------------------------------
Michael C. Borofsky   1,389         $ 2,000.16               12,500          $ 18,000

Matthew A. Drapkin    1,389         $ 2,000.16               12,500          $ 18,000

Paul G. Savas         1,736         $ 2,499.84               15,625          $ 22,500

Barry F. Schwartz     3,472         $ 4999.68                31,250          $ 45,000

Todd J. Slotkin       3,472         $ 4999.68                31,250          $ 45,000